UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38747	46-0306862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of principal executive offices, and Zip Code)
(605) 692-0200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2026, the Board of Directors (the “Board”) of Daktronics, Inc., a Delaware corporation (the “Company”) approved an executive compensation program for fiscal 2027 (the “2027 Compensation Program”). The 2027 Compensation Program applies to all of the “Covered NEOs” (as defined below). It does not apply to the Company’s Acting Chief Financial Officer, Howard I. Atkins or Bradley T. Wiemann, Executive Vice President, whose compensation is set forth in their respective compensation arrangements previously filed with the Securities and Exchange Commission.

2027 Annual Incentive

Under the 2027 Compensation Program, the Covered NEOs will be eligible to earn annual cash incentive awards (the “2027 Annual Incentive”) based on two performance measures: (i) the Company’s operating income for fiscal 2027 (weighted at 60%) and (ii) the Company’s revenue for fiscal 2027 (weighted at 40%).

2027 Annual Incentive payouts to the Covered NEOs will be made in cash and range from 50% of target (threshold performance) to 150% of target (maximum performance). No 2027 Annual Incentive payout will be made for a given performance goal if the attainment for such goal falls below the threshold level. For performance results between threshold and target levels, and between target and maximum levels, the 2027 Annual Incentive payouts will be determined by linear interpolation.

The 2027 Annual Incentive payouts are also subject to a modifier, which may increase or decrease the payout by up to 20% based on individual performance goals specific to each Covered NEO.

The 2027 Annual Incentive bonus targets for each of the following named executive officers of the Company (the “Covered NEOs”), expressed as a percentage of base salary, are as follows:

Name	Title	Target Percentage
Ramesh Jayaraman	President and Chief Executive Officer	100%
Sheila M. Anderson	Chief Data and Analytics Officer	55%
Matthew J. Kurtenbach	Vice President of Manufacturing	55%
Brett D. Wendler	Vice President of Design and Development	50%

2027 Long-Term Incentive

Under the 2027 Compensation Program, the Covered NEOs received long-term incentive awards (the “2027 Long-Term Incentive”) with aggregate target award amounts, expressed as a percentage of base salary, as follows:

Name	Title	Target Percentage
Ramesh Jayaraman	President and Chief Executive Officer	200%
Sheila M. Anderson	Chief Data and Analytics Officer	60%
Matthew J. Kurtenbach	Vice President of Manufacturing	60%
Brett D. Wendler	Vice President of Design and Development	60%

Under the 2027 Long-Term Incentive, 65% of the target award amount will be granted in the form of time-based restricted stock units (“RSUs”) and 35% of the target award amount will be granted in the form of performance stock units (“PSUs”).

RSUs awarded under the 2027 Long-Term Incentive vest pro-rata over a four-year period beginning on the date set forth in the applicable award notice, so long as the recipient remains continuously employed by the Company or a subsidiary of the Company through each such vesting date.

PSUs awarded under the 2027 Long-Term Incentive are earned based on the attainment of certain performance goals (the “PSU Performance Goals”) related to the Company’s (i) cumulative operating income for fiscal 2027-2029 (weighted at 60%) and (ii) cumulative revenue for fiscal 2027-2029 (weighted at 40%). The portion of the awards granted in PSUs have a threshold payout of 25% of the target and a maximum payout of 150% of the target. No PSUs will be earned for a given

PSU Performance Goal if the attainment for such goal falls below the threshold level. For performance results between threshold and target levels, and between target and maximum levels, the number of PSUs earned will be determined by linear interpolation. Earned PSUs cliff vest (if at all) three years following the date of the grant (or other date determined by the Board) upon (i) the Covered NEO’s satisfaction of continued employment or service requirements and (ii) the certification of the level of achievement of the PSU Performance Goals by the Compensation Committee of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.
(registrant)

By: /s/ Howard I. Atkins
Howard I. Atkins
Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: July 17, 2026